This offer provided on May 24, 1999      This offer is valid until June 15, 1999


                   EXECUTIVE TERMINATION AND RELEASE AGREEMENT

       This Agreement is entered into between John R. Harding ("Executive") and Cadence Design Systems, Inc., a Delaware corporation (the "Company"), as of this __ day of ______, 1999.

       WHEREAS, the Executive and the Company desire to reach an agreement concerning the circumstances under which the Executive's employment relationship with the Company will terminate; and

       WHEREAS, the Company desires to be relieved of any and all duties, obligations, and/or liabilities, if any exist, with respect to Executive, except for those obligations referred to herein;

       NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Executive and the Company agree as follows:

       1. Executive will no longer serve as President and Chief Executive Officer of the Company after April 26, 1999. Executive's position as an officer of the Company and member of the Board of Directors (the "Board") terminated on the same day.

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

       2. Executive shall remain a full-time employee with the Company until May 31, 1999. During this time, Executive will report to and cooperate with the Board, and shall continue to receive his current base salary, and shall remain eligible for standard employee benefits, including, but not limited to, the continued vesting of his stock options and participation in the Non-Qualified Deferred Compensation Plan ("NQDC"), and the medical and dental insurance coverage which he elected and pays for under the Cadence Composition plan.

       3. Executive shall, by May 31, 1999, return to the Senior Vice President of Human Services for the Company, all equipment provided to him by the Company while he served as a full-time employee, including but not limited to, any computer hardware or software, facsimile machines, printers, and phones.

       4.     PART-TIME EMPLOYMENT PERIOD

              4.1 Beginning on June 1, 1999, Executive shall convert from a full-time to a part-time employee. The Executive will continue to be employed by the Company as a part-time employee through May 31, 2000, or until the Executive resigns his employment in writing, or the Company terminates Executive's employment for cause (as defined below), whichever occurs first ("Employment Period"). The Company shall not terminate Executive's employment during the Employment Period, except for cause, which is defined as: (1) Executive's material and willful breach of this Agreement after written notice of such breach and a reasonable opportunity to cure such breach; or (2) Executive's material and willful breach of the

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                     Employee Invention and Confidential Information
                     Agreement, which Executive signed on October 28, 1996 (a copy of which is attached hereto), after written notice of such breach and a reasonable opportunity to cure such breach. Unless terminated for cause (which results in immediate termination), Executive's employment will terminate at the conclusion of the Employment Period (the "Termination Date"). Upon termination of employment, vesting of Executive's stock options shall cease (except as provided in paragraph 5(b) herein), as will the company's obligation to provide salary to Executive and to make COBRA payments on his behalf. Executive's funds, invested in the NQDC, if any, shall be treated in accordance with the NQDC.

              4.2 During the Employment Period, Executive shall be compensated at a rate of $2500.00 per month, subject to standard withholdings and deductions. Such compensation shall be paid on the Company's regular payroll schedule.

              4.3 During the Employment Period, Executive shall report to the Chairman of the Board, and shall provide such consultation, advice and assistance as is reasonably requested of him to ensure a smooth transition of his responsibilities, for up to a maximum of twenty (20) hours per month. Executive will be free to accept other employment or consulting engagements during this period, so long as such employment or consulting is not inconsistent with

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                     Executive's obligations under the Invention and
                     Confidential Information Agreement. The Company will not require Executive to render services to the Company or its Board at a time or in a manner which would interfere with his ability to engage in such employment or consulting opportunities.

              4.4 As a part-time employee, Executive will continue to receive, if he so elects, the same medical and dental insurance coverage as is currently in effect for Executive, at the Company's expense, but will not accrue vacation or be eligible for any other Company benefits, including but not limited to, the Employee Stock Purchase Plan, 401(k), life, and disability insurance, dependent life, and participation in the NQDC. All such other benefits will terminate on May 31, 1999, except that Executive's stock options provided to him under grant numbers 008395, 008901, 009304 and 010775, shall continue to vest during the Employment Period in accordance with the plans under which the options were granted. Employee's performance-based stock options (i.e., option grant numbers 010221 and 010779) shall cease vesting on May 31, 1999. After the Termination Date, Executive may elect to continue to receive, at his own expense, the same medical and dental insurance coverage which the Executive previously elected for the remainder of the COBRA period.

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

              4.5 Executive shall fully cooperate with the Company in all matters relating to the winding up of his pending work on behalf of the company.

       5.     EXECUTIVE SEVERANCE AGREEMENT

              (a) The parties intend and agree to modify the cash payment provision of paragraph 4 of the Employment Agreement between Executive and the Company, dated October 19, 1997 (the "First Agreement") as follows: Eight days after the execution of this Agreement, Executive shall receive a lump sum payment in the amount of [$2.1] million, less taxes and deductions required by law to be withheld. Such payment shall fully satisfy the company's obligation with respect to the payment of cash (salary and bonus) detailed in paragraph 4 of the First Agreement.

              (b) It is the parties' intent not to modify in any way the stock acceleration provision in paragraph 4 of the First Agreement. Accordingly, upon the termination of Executive's employment at the end of the Employment Period, for any reason, all of the unvested options held by Executive on the date of such termination that would have vested over the succeeding twenty-four month period shall immediately vest and become exercisable in full. However, should a Change in Control (as defined in the First Agreement) occur during the Employment Period, the stock acceleration provision of paragraph 4 of the First Agreement shall not apply. Instead, and in accordance with the First Agreement, all of

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

       Executive's unvested options shall immediately vest in accordance with paragraph 5.2 (b) of the First Agreement. In either case, the options shall remain exercisable for thirty (30) days following Executive's Termination Date. The acceleration of vesting does not apply to performance-based stock option grants, specifically, grant numbers 010221 and 010779.

       6.     GENERAL RELEASE BY EXECUTIVE

              (a) The Executive agrees that the payments and benefits provided herein are in full satisfaction of all obligations of the Company to the Executive arising out of or in connection with the Executive's employment and termination of his employment including, without limitation, all salary, bonuses, accrued vacation, sick pay, and reimbursement of expenses and two weeks salary as standard termination notice period, and that the payments and benefits provided herein constitute consideration for the covenants and releases of the Executive as set forth herein.

              The Executive acknowledges that the Executive has no claims against the Company based on the Executive's employment by the Company or the Executive's separation therefrom and irrevocably, fully and finally releases the Company, its subsidiaries and its affiliates, directors, officers, agents and employees ("Releasees") from all causes of action, claims, suits, demands or other obligations or liabilities, whether known or unknown, that Executive ever had, or now has, including but not limited to, any claims that may be alleged to arise out of or in connection

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

       with the Executive's employment with the Company, or separation therefrom, including, not by way of limitation, any claims for wages, bonuses, or expense reimbursement, and any claims that any terms of the Executive's employment with the Company or any circumstances of the Executive's separation were wrongful, in breach of any obligation of the Company or in violation of any rights, contractual, statutory, in tort or otherwise, of the Executive, including but not limited to rights arising under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, as amended, the California Labor Code, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, as amended, the Executive Retirement Income and Security Act of 1974, as amended, (except for Executive's rights under COBRA and Executive's rights to the money in Executive's 401(k) plan account and deferred compensation plan account), and any other local, state, or federal law, or law of any country, governing discrimination in employment, the payment of wages or benefits, or any other aspect of employment (collectively, "Claims").

              IN THIS REGARD THE EXECUTIVE WAIVES ANY RIGHTS CONFERRED BY CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES AS FOLLOWS:

       "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

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

              (b) The release set forth in section (a) above does not and shall not extend to any obligations of the Company incurred under this Agreement or to any claims, cross-claims or rights of indemnification and/or contribution arising from federal securities laws or their state law counterparts or arising under the Indemnification Agreement referred to in paragraph 7 below.

              (c) The Executive understands that he may take twenty-one (21) days to consider this Agreement and that he has been advised that he should consult with an attorney, if he desires to do so, prior to executing this Agreement. The Executive further acknowledges that he understands that he may revoke this Agreement within seven (7) days of his execution of this document and that the consideration to be paid to the Executive pursuant to this Agreement will be paid only after that seven (7) day revocation period.

       7. Executive shall continue to receive the benefits, and be subject to the obligations, of the Indemnification Agreement signed by him in October of 1997, to the extent and for the time period provided for in that agreement. (A copy of the agreement is attached hereto.) Executive shall cooperate fully with the Company in defending against any litigation matters that may be filed or threatened against him or the Company.

       8. Executive further agrees that, during the first six (6) months of the Employment Period, Executive will not and Executive will not assist or induce any of his affiliates (defined as an employee directly supervised by Executive, or

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

Executive's agent, business partner or co-owner) to, personally or through others, induce, attempt to induce, solicit or attempt to solicit (on Executive's own behalf or on behalf of any other person or entity) anyone who is employed at that time by the Company to leave his or her employment with the Company, without the prior written approval of the Company's Senior Vice President of Human Services.

       9. Executive further agrees that, for one (1) year following the execution of this Agreement, Executive will not and Executive will not assist or induce any of his affiliates (defined as an employee directly supervised by Executive, or Executive's agent, business partner or co-owner) to, without the prior written approval of the Company's Senior Vice President of Human Services, personally or through others, use any trade secret or proprietary information of the Company or any other improper means to interfere or attempt to interfere with the relationship or prospective relationship of the Company with any person or entity that to Executive's knowledge is on the date of the Agreement, or is expected to become, a customer or client of the Company.

       10.    GENERAL RELEASE BY THE COMPANY

              (a) The Company acknowledges that the Company is not aware of the existence of any claims it has against the Executive based on any acts or omissions arising from or related to the Executive's employment by the Company or the Executive's separation therefrom and irrevocably, fully and finally releases the Executive and his heirs, legal representatives and agents ("Releasees") from all causes of action, claims, suits, demands or other obligations or liabilities, whether known or unknown, that the Company ever had,

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

or now has, including but not limited to, any claims that may be alleged to arise out of or in connection with the Executive's employment with the Company, or separation therefrom, except for claims which may be alleged to arise out of Executive's unauthorized use or disclosure of the Company's confidential or proprietary information ("Claims").

              IN THIS REGARD, THE COMPANY WAIVES ANY RIGHTS CONFERRED BY CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

              (b) The release set forth in section (a) above does not and shall not extend to any obligations of the Executive incurred under this Agreement or the Invention and Confidential Information Agreement and shall not be construed as granting the Executive any license to use any intellectual property of the Company.

       11. The Executive and the Company's officers agree to keep the fact and terms of this Agreement, including the amount paid to the Executive pursuant hereto, confidential, except as to Executive's legal advisors, tax advisors, and spouse, and except for those terms required by law to be publicly disclosed.

       12. Executive and the Company represent and warrant that there has been no assignment or other transfer of any interest in any Claims which either party may have against the other.

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

       13. The parties agree that if either party hereafter commences, joins in, or in any manner seeks relief through any suit, claim, demand, charge, complaint or otherwise to enforce this Agreement or, if Executive or the Company in any manner seek relief for actions arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees any of the Claims released hereunder, then the non-prevailing party will pay to the prevailing party in addition to any other damages caused thereby, all reasonable attorneys' fees incurred by the prevailing party in bringing, defending or otherwise responding to said suit or Claim.

       14. The Executive agrees not to make any statement, written or oral, which disparages the Company or any of the Company's employees or representatives, products, or business practices. Likewise, the Company's CEO, executive officers, corporate vice presidents, and the members of its Board shall not make any statement, written or oral, which disparages the Executive.

       15. The Executive acknowledges that during the Executive's employment with the Company, the Executive has had access to confidential and/or proprietary information of the Company and of third parties and acknowledges the Executive's obligation by agreement and/or at common law to continue to hold such information in confidence and neither disclose and/or use such information, notwithstanding the termination of the Executive's employment, and that the Executive has, to the best of his knowledge, returned to the Company all copies and records in any form of such information.

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

       16. The parties further understand and agree that nothing contained in this Agreement shall constitute or be construed in any way as an admission of any wrongdoing or liability whatsoever by the Company or the Executive.

       17. This Agreement shall be governed and enforced in accordance with the laws of the State of California.

       18. The Company and Executive agree that any dispute regarding the interpretation or enforcement of this Agreement or any dispute arising out of Executive's employment following the execution of this Agreement or the termination of that employment with the Company, except for disputes regarding the interpretation of the Employee Invention and Confidential Information Agreement, which Executive signed on October 28, 1996, and disputes involving the protection of the Company's intellectual property, shall be decided by confidential, final and binding arbitration conducted by Judicial Arbitration and Mediation Services ("JAMS") under the then-existing JAMS rules, rather than by litigation in court, trial by jury, administrative proceeding, or in any other forum.

       19. In the event that any part of this agreement is found to be void or unenforceable then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability or such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement as each provision is separable from every other part of such provision.

       20. The Company shall have the right to assign its rights and obligations under this Agreement only to an entity which acquires substantially all of the assets of the Company. The rights and obligations of the Company under this Agreement shall inure to the benefit and shall be binding upon the successors and permitted assigns of the Company. Executive shall not have any right to assign his obligations under this Agreement and shall only be entitled to assign his rights under this Agreement by will or the laws of descent and distribution.

       21. Executive represents and acknowledges that the Executive's decision to enter into this Agreement has been made voluntarily, knowingly, and without coercion of any kind.

       22. This Agreement is intended by the parties to be a complete and final expression of their rights and duties respecting the employment of the Executive by the Company, and the separation of the Executive from the Company, except that nothing herein is intended to negate the Executive's continuing obligations under the Company's Employee Invention and Confidential Information Agreement referenced in paragraph 4.1 above and nothing herein is intended to negate the Company's and the Executive's continuing obligations under the Indemnification Agreement referred to in paragraph 7 above or the stock options referenced in paragraph 5(b) above, nor is

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

it intended to waive any of Executive's obligations under state and federal trade secret laws. This Agreement may not be modified unless such modification is embodied in writing, signed by the party against whom the modification is sought to be enforced.

       In witness whereof, the parties hereto have executed this Employment Termination and Release Agreement, effective eight (8) days after the date it is signed by Executive below.

       JOHN R. HARDING          CADENCE DESIGN SYSTEMS, INC.


                                By:
       --------------------            --------------------
                                       RON KIRCHENBAUER

Date:                           Date:
       --------------------            --------------------





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